Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Johnson Controls International plc and Tyco Fire & Security Finance S.C.A. of our report dated November 15, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Johnson Controls International plc’s Annual Report on Form 10-K for the year ended September 30, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

February 2, 2023

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